Exhibit 3.1(a)
RESTATED CERTIFICATE OF INCORPORATION
OF
RUSS BERRIE AND COMPANY, INC.
Russ Berrie and Company, Inc. (the “Corporation”) hereby certifies that its certificate of incorporation is restated to read as follows:
FIRST: The name of the corporation is RUSS BERRIE AND COMPANY, INC.
SECOND: The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.
THIRD: The Corporation shall have authority to issue a total of 25,000,000 shares of common stock, no par value, stated value $.10 per share.
FOURTH: The address of the Corporation’s current registered office in New Jersey is 111 Bauer Drive, Oakland, New Jersey 07436. The name of the Corporation’s current registered agent at such address is Russell Berrie.

FIFTH: The following eight persons constitute the current Board of Directors of the corporation and shall serve on such Board until the next annual meeting of shareholders and until their successors are duly elected and qualified:

Name	Address

Russell Berrie	Russ Berrie and Company, Inc. 111 Bauer Drive Oakland, New Jersey 07436

A. Curts Cooke	Russ Berrie and Company Inc. 111 Bauer Drive Oakland, New Jersey 07436

James A. Madonna, Jr.	Russ Berrie and Company, Inc. 111 Bauer Drive Oakland, New Jersey 07436

Murray L. Berrie	Nathan Berrie & Sons, Inc. Long Beach Road Island Park, New York 11558

Charles Klatskin	Charles Klatskin, Inc. 400 Hollister Road Teterboro, New Jersey 07608

Robert E. Mc Entee	Beecham Inc. Three Garret Mountain Plaza West Paterson, New Jersey 07424

Sidney Slauson	Rosner and Feltman 75 Essex Street Hackensack, New Jersey 07601

Benjamin J. Sottile	Warner Communications, Inc. 75 Rockefeller Plaza New York, New York 10022
SIXTH: The Corporation shall indemnify to the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act each corporate agent that such Section grants the Corporation the power to indemnify.
SEVENTH: The shareholders of the Corporation shall not have preemptive rights.
EIGHTH: Any or all of the directors of the Corporation may be removed at any time, either with or without cause, by vote of the shareholders.

NINTH: Any action to be taken by vote of shareholders of the Corporation may be authorized by the vote that would have been required by the New Jersey Business Corporation Act if the Corporation had been incorporated under such Act on January 31, 1984.
IN WITNESS WHEREOF, the Corporation hereunto sets its hand this 2nd day of March, 1984.

RUSS BERRIE AND COMPANY, INC.
By:	/s/ Russell Berrie
Russell Berrie
Chairman of the Board and President

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
RUSS BERRIE AND COMPANY, INC.

TO:	SECRETARY OF STATE
FEDERAL EMPLOYER IDENTIFICATION NUMBER
	STATE OF NEW JERSEY	22-1815337
Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Restated Certificate of Incorporation:
1. The name of the corporation is Russ Berrie and Company, Inc.
2. The following Amendment to the Restated Certificate of Incorporation was approved by the directors, and thereafter duly adopted by the shareholders of the corporation on the 30th day of April, 1986.
RESOLVED, that Article Third of the Restated Certificate of Incorporation be amended to read as follows:
THIRD: The Corporation shall have authority to issue a total of 50,000,000 shares of common stock, no par value, stated value $.10 per share.
3. The number of shares outstanding at the time of the adoption of the Amendment was 14,812,316. The total number of shares entitled to vote thereon was 14,812,316.
4. The number of shares voting for and against such Amendment is as follows:

Number of Shares Voting	Number of Shares Voting
For Amendment	Against Amendment

13,160,697	0
5. The effective date of this Amendment of the Restated Certificate of Incorporation shall be April 30, 1986.

RUSS BERRIE AND COMPANY, INC.
/s/ A. Curts Cooke
A. CURTS COOKE
EXECUTIVE VICE PRESIDENT

Mail to: Secretary of State, CN-308, Trenton, NJ 08625
CHECK APPROPRIATE STATUTE:
☑ Title 14A:1-6(5) New Jersey Business Corporation Act
☐ Title 15A:1-7(e) New Jersey Nonprofit Corporation Act
CERTIFICATE OF CORRECTION

OF:

RUSS BERRIE AND COMPANY, INC.

(For use by Domestic, Foreign, Profit and Nonprofit Corporations)
(Nonprofit Corporations Must File this Form in Triplicate)
The undersigned, hereby submits for filing a Certificate of Correction, executed on behalf of the above named Corporation, pursuant to the provisions of the appropriate Statute, checked above, of the New Jersey Statute.
1. The Certificate to be Corrected is:

Certificate of Amendment to the
Restated Certificate of Incorporation	September 22, 1986 (copy attached)
(Date Filed)
2. The inaccuracy in the Certificate is (indicate inaccuracy or defect):

Number of Shares Voting	Number of Shares Voting
For Amendment	Against Amendment

13,160,697	0
3. The Certificate of Correction hereby reads as follows:

Number of Shares Voting	Number of Shares Voting
For Amendment	Against Amendment

13,073,022	286,609

Signature:	/s/ A. Curts Cooke
(Must be Ch. of Bd., Pres. or Vice Pres.)

Name:	A. Curts Cooke, Executive Vice President
(Print or Type Above Name and Title)

Date:	October 6, 1986
The purpose of this form is to simplify the filing requirements of the Secretary of State and does not replace the need for competent legal advice.